SEVENTH AMENDMENT TO THE
                       SAVINGS AND PROFIT SHARING PLAN OF
                          GALEY & LORD INDUSTRIES, INC.


         On the 31st day of March, 1992, Galey & Lord Industries, Inc. amended and restated The Savings and Profit Sharing Plan of Galey & Lord Industries, Inc. for its Employees, said Plan, as amended and restated, being effective April 1, 1992;

         WHEREAS, the Plan was further amended effective April 1, 1992 and January 1, 1993; and June 7, 1996,

         WHEREAS, it is necessary to amend said Plan in order to modify the definition of compensation.

         NOW, THEREFORE, said Plan is amended as follows:

         Effective October 1, 1996, page four is hereby deleted and the following revised page substituted in lieu thereof.

                  IN WITNESS WHEREOF, this amendment to The Savings and Profit Sharing Plan of Galey & Lord, Inc. is, by the authority of the Board of Directors of the Employer, executed on behalf of the Employer, the 30th day of September, 1996.

                                             GALEY & LORD INDUSTRIES, INC.



                                             /s/ Arthur C. Wiener
                                                Authorized Officer



ATTEST:




/s/ Michael R. Harmon
Secretary

         (b) Salaried Employees. For salaried Employees, Compensation means remuneration which is fixed in amount and payable
              for   services   on  a   weekly,   bi-weekly, semi-monthly,
              monthly, annual, or similar basis, as distinguished from wages on an hourly or piece-time basis (including wages guaranteed in a fixed minimum amount of a stated period). Compensation shall also include overtime pay (except any such overtime pay relating to bonuses or other incentive payments), vacation pay, amounts deferred pursuant to an election permitted under Section 401(k) of the Code, any amount which represents a contribution to a plan described in Section 125 of the Code, and commissions to the extent such commissions are included in the Employee's benefit participation base as established for similarly compensated Employees within the division of the Employer by which the Participant is employed. Compensation shall not include bonuses, incentive payments, and insured disability benefits, payments not directly related to the Employee's performance of his assigned duties, or payments made in connection with an Employee's severance.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1989 and before January 1, 1994, the annual Compensation of each Employee taken into account under this Plan for any such Plan Year shall not exceed $200,000, as adjusted for increases in the cost of living pursuant to Code Section 401(a)(17). For Plan Years beginning on or after January, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue for increases in the cost of living in accordance with Code
Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA `93 annual compensation limit set forth in the preceding paragraph. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000. Effective October 1, 1996, Compensation for an Employee for any pay period shall not exceed an amount equal to the limitation under Code Section 401(a)(17) multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of pay periods in the Plan Year for that Employee.

         In determining the Compensation of a Participant for purposes of the above Compensation limitation, the family aggregation rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of this paragraph, the Compensation limitation applies to a family aggregation unit, the limitation shall be prorated among the affected individuals in proportion to each such affected individual's Compensation as determined under this Section prior to the application of this limitation.

         Compensation for the first Plan Year during which an Employee participates shall include only earnings paid during such Plan Year on or after his Entry Date.

         Notwithstanding the above, Compensation for purposes of Sections 4.6 and 4.7 shall mean the total earnings paid to a Participant by the Employer during a Plan Year reported or reportable on U.S. Treasury Department Wage and Tax Statement. Form W-2 (or similar form which may be required for such purposes), plus amounts deferred under this Plan or salary reduced under a Code
Section 125 arrangement maintained by the Employer.

     Section 2.9 Date of Employment. The first date on which an Employee completes an Hour of Service.